Exhibit 99.1

DELPHI REPORTS FOURTH QUARTER AND FULL YEAR 2012 FINANCIAL RESULTS

Highlights include:

•	Fourth quarter U.S. GAAP diluted earnings per share of $0.43; full year U.S. GAAP diluted earnings per share of $3.33 compared to $2.72 in the prior year

•
Excluding restructuring and acquisition related costs, fourth quarter earnings of $0.90 per diluted share; full year earnings increased to $3.84 per diluted share, from $2.78 per diluted share in the prior year

•
Fourth quarter Adjusted EBITDA and Adjusted EBITDA margin of $486 million and 12.9%; full year 2012 Adjusted EBITDA and Adjusted EBITDA margin of $2,142 million and 13.8%, compared with $2,150 million and 13.4% for the full year of 2011

•	Full year cash flow from operations of $1.5 billion, an increase of $101 million from the prior year

•	Completed $403 million of share repurchases in 2012

GILLINGHAM, England & TROY, Mich. - Delphi Automotive (NYSE: DLPH), a leading global vehicle components manufacturer, today reported fourth quarter 2012 revenues of $3.8 billion, a decrease of 3.4% from the prior year period, the result of further reductions in European production and continued weakness of the Euro and Brazilian Real, partially offset by increases as a result of acquisitions. Adjusted for the impacts of currency exchange, commodity movements, acquisitions and divestitures, revenue decreased by 4% in the fourth quarter.
The Company reported fourth quarter U.S. GAAP net income of $136 million and earnings of $0.43 per diluted share, compared to $290 million and $0.88 per diluted share in the prior year period. The current year quarterly U.S. GAAP results include special items consisting of restructuring-related charges and acquisition-related costs. Excluding these special items, the Company reported adjusted fourth quarter earnings of $287 million, or $0.90 per diluted share, compared to adjusted earnings of $299 million, or $0.91 per diluted share in the prior year period.
“Delphi's fourth quarter financial results reflect the continued high level of execution, particularly in the face of a challenging environment in Europe," said Rodney O'Neal, chief executive officer and president. "As expected, European vehicle production levels continued to be weak, and as previously announced, we initiated significant restructuring actions, primarily in Europe, that we believe will provide future benefits. Maintaining and improving our lean operating structure is of paramount importance to us, and we believe better positions Delphi to provide strong results for our shareholders."

Fourth Quarter 2012 Results
The Company reported fourth quarter 2012 revenue of $3.8 billion, a decrease of 4% over the fourth quarter of 2011, adjusting for currency exchange, commodity movements, acquisitions and divestitures. This reflects solid growth of 11% in Asia, 6% growth in North America and 4% growth in South America, offset by a 18% decline in Europe.
Fourth quarter net income excluding restructuring, asset impairments and acquisition related integration costs ("Adjusted Net Income"), totaled $287 million, or $0.90 per diluted share, which includes the favorable impacts of a lower effective tax rate and share repurchases, partially offset by increased expense resulting from the variable accounting related to the Company's 2010 Long-Term Incentive Plan. Adjusted Net Income in the prior year period was $299 million, or $0.91 per diluted share.
Fourth quarter earnings before depreciation and amortization, interest expense, other income (expense), income tax expense, equity income, restructuring and acquisition integration costs (“Adjusted EBITDA”) was $486 million, compared to $541 million in the prior year period. Adjusted EBITDA margin was 12.9% in the fourth quarter of 2012, compared with 13.9% in the prior year period. The reduction in Adjusted EBITDA reflects continuing volume reductions in Europe, unfavorable impacts of currency exchange, and $11 million of increased expense resulting from the variable accounting impacts related to the Company's 2010 Long-Term Incentive Plan. Excluding the variable impacts of the 2010 Long-Term Incentive Plan, Adjusted EBITDA margin for the fourth quarter of 2012 was 13.2%.
Interest expense for the fourth quarter totaled $36 million, comparable to $39 million in the prior year period.
A tax benefit of $15 million was recognized in the fourth quarter of 2012, compared to a tax expense of $29 million in the prior year period. The 2012 period reflects lower pretax earnings, the geographic mix of pretax earnings, and the recognition of tax planning initiatives and discrete tax items.

Full Year 2012 Results
The Company reported 2012 revenue of $15.5 billion, essentially flat compared to 2011, adjusting for currency exchange, commodity movements, acquisitions and divestitures, and reflects growth of 11% in Asia and 6% in North America, partially offset by a 6% decline in Europe and South America, respectively.
The Company reported full year 2012 U.S. GAAP net income of $1.1 billion and earnings of $3.33 per diluted share, compared to $1.1 billion or $2.72 per diluted share in the prior year. Full year 2012 Adjusted Net Income totaled $1,240 million, or $3.84 per diluted share, which includes the favorable impact of share repurchases in 2012 and the unfavorable impact from the variable 2010 Long-Term Incentive Plan, compared to Adjusted Net Income of $1,169 million, or $2.78 per diluted share, in the prior year period.
Full year 2012 Adjusted EBITDA totaled $2,142 million, compared to $2,150 million in the prior year period. Adjusted EBITDA margin for the full year 2012 improved 40 basis points to 13.8%, from 13.4% in the prior year period. Adjusted EBITDA in 2012 reflects strong performance in the Electrical/Electronic Architecture, Powertrain and Electronics and Safety segments, partially offset by lower earnings in our Thermal business segment, the unfavorable impacts of currency exchange, and $64 million of increased expense resulting from the variable accounting impacts related to the Company's 2010 Long-Term Incentive Plan. Excluding the variable impacts of the 2010 Long-Term Incentive Plan, Adjusted EBITDA margin for the full year 2012 was 14.2%.

Interest expense for 2012 totaled $136 million, compared to $123 million in the prior year period, primarily reflecting the debt financing incurred at the end of the first quarter of 2011 to redeem the ownership interests previously held by General Motors Company and the Pension Benefit Guaranty Corporation.
Tax expense for 2012 was $212 million, resulting in an effective tax rate of approximately 16%, compared to $305 million, or an effective rate of 20%, in the prior year period. The improvement in 2012 primarily reflects the impacts of the geographic mix of pretax earnings, tax planning initiatives, and the recognition of discrete tax items.
The Company generated net cash flow from operating activities of $1.5 billion in 2012 including approximately $200 million related to the payments of awards under the Company's 2010 Long-Term Incentive Plan, compared to $1.4 billion in the prior year period. Cash flow before financing totaled $827 million compared to $859 million in the prior year period.
As of December 31, 2012, the Company had cash and cash equivalents of $1.1 billion and access to $1.3 billion in undrawn committed revolving bank facilities, providing the Company with $2.4 billion of total liquidity. Total debt outstanding as of December 31, 2012 was $2.5 billion.

Share Repurchase Program
In 2012, Delphi's Board of Directors authorized two share repurchase programs in the aggregate amount of $1.05 billion. During the fourth quarter of 2012 Delphi repurchased 2.68 million shares at an average price of $33.81 per share, which totaled approximately $91 million. During the full year 2012 Delphi repurchased 13.42 million shares at an average price of $30.02 per share, which totaled approximately $403 million, leaving approximately $647 million available for future share repurchases. These share repurchases are in addition to approximately $180 million of ownership interest repurchases in the third quarter of 2011. All repurchased shares were retired, and are reflected as a reduction of ordinary share capital for the par value of the shares, with the excess applied as reductions to additional paid-in capital and retained earnings.

Restructuring and Integration
In light of continued economic uncertainties, particularly in Europe, we expanded our previously announced restructuring activities from $250 million to approximately $300 million, beginning in the fourth quarter of 2012, that are intended to improve Delphi's industry leading cost structure. We recorded restructuring charges of approximately $170 million in the fourth quarter of 2012, including $15 million of related asset impairments, with the balance expected to be recognized throughout 2013. Approximately 75% of the restructuring costs are in Europe, and include workforce reductions as well as plant closures. These actions are expected to be substantially completed by the end of 2013. Additionally, in the fourth quarter, we recognized $22 million of acquisition advisory and integration costs related to the acquisition of the Motorized Vehicles Division ("MVL") from FCI Group in October 2012.

Q1 2013 and Full Year 2013 Outlook
The Company's first quarter and full year 2013 financial guidance is as follows:

(in millions, except per share amounts)	Q1 2013	Full Year 2013
Adjusted Earnings Per Share	$0.93 - $1.00	$4.12 - $4.38
Adjusted EBITDA	$515 - $540	$2,325 - $2,425
Adjusted EBITDA Margin	13.2% - 13.5%	14.4% - 14.6%
Revenue	$3,900 - $4,000	$16,200 - $16,600
Depreciation and Amortization		$600
Cash Flow Before Financing		$1,000
Capital Expenditures		$750
Effective Tax Rate		16%
Share Count - Diluted		317
Full year 2013 mid-point earnings per share guidance represents 11% growth year-over-year and assumes global vehicle production increases of 1% and European declines of 4% in 2013.

Conference Call and Webcast
The Company will host a conference call to discuss these results at 10:00 a.m. (ET) today, which is accessible by dialing 888.486.0553 (US domestic) or 706.634.4982 (international) or through a webcast at http://delphi.com/investors. The conference ID number is 88676975. A slide presentation will accompany the prepared remarks and has been posted on the investor relations section of the Company's website. A replay will be available two hours following the conference call.

Use of Non-GAAP Financial Information
This press release contains information about Delphi's financial results which are not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this press release. Non-GAAP measures should not be considered in isolation or as a substitute for our reported results prepared in accordance with GAAP and, as calculated, may not be comparable to other similarly titled measures of other companies.

About Delphi
Delphi is a leading global supplier of electronics and technologies for automotive, commercial vehicle and other market segments. Operating major technical centers, manufacturing sites and customer support facilities in 32 countries, Delphi delivers real-world innovations that make products smarter and safer as well as more powerful and efficient. Connect to innovation at www.delphi.com.

FORWARD-LOOKING STATEMENTS
This press release, as well as other statements made by Delphi Automotive PLC (the “Company”), contain forward-looking statements that reflect, when made, the Company's current views with respect to current events and financial performance. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company's operations and business environment, which may cause the actual results of the Company to be materially different from any future results.  All statements that address future operating, financial or business performance or the Company's strategies or expectations are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's filings with the Securities and Exchange Commission.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect the Company.  It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.
# # #

DELPHI AUTOMOTIVE PLC
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in millions, except per share amounts)		(in millions, except per share amounts)
Net sales	$3,767	$3,900	$15,519	$16,041
Operating expenses:
Cost of sales	3,158	3,221	12,861	13,386
Selling, general and administrative	254	234	927	901
Amortization	24	23	84	79
Restructuring	154	11	171	31
Total operating expenses	3,590	3,489	14,043	14,397
Operating income	177	411	1,476	1,644
Interest expense	(36)	(39)	(136)	(123)
Other income (expense), net	(10)	(28)	5	(15)
Income before income taxes and equity income	131	344	1,345	1,506
Income tax benefit (expense)	15	(29)	(212)	(305)
Income before equity income	146	315	1,133	1,201
Equity income (loss), net of tax	9	(3)	27	22
Net income	155	312	1,160	1,223
Net income attributable to noncontrolling interest	19	22	83	78
Net income attributable to Delphi	$136	$290	$1,077	$1,145
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.43	$0.88	$3.33	$2.72
Weighted average number of diluted shares outstanding	317.38	328.34	323.29	421.26

DELPHI AUTOMOTIVE PLC
CONSOLIDATED BALANCE SHEETS

	December 31, 2012	December 31, 2011
	(unaudited)
	(in millions)
ASSETS
Current assets:
Cash and cash equivalents	$1,105	$1,363
Restricted cash	8	9
Accounts receivable, net	2,425	2,459
Inventories	1,066	1,054
Other current assets	623	616
Total current assets	5,227	5,501
Long-term assets:
Property, net	2,860	2,315
Investments in affiliates	231	257
Intangible assets, net	803	588
Goodwill	473	8
Other long-term assets	582	459
Total long-term assets	4,949	3,627
Total assets	$10,176	$9,128
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$140	$107
Accounts payable	2,278	2,397
Accrued liabilities	1,241	1,208
Total current liabilities	3,659	3,712
Long-term liabilities:
Long-term debt	2,324	1,996
Pension benefit obligations	929	674
Other long-term liabilities	434	575
Total long-term liabilities	3,687	3,245
Total liabilities	7,346	6,957
Commitments and contingencies
Total Delphi shareholder's equity	2,345	1,688
Noncontrolling interest	485	483
Total shareholders’ equity	2,830	2,171
Total liabilities and shareholders’ equity	$10,176	$9,128

DELPHI AUTOMOTIVE PLC
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,
	2012	2011
	(in millions)
Cash flows from operating activities:
Net income	$1,160	$1,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	486	475
Deferred income taxes	(63)	(36)
Income from equity method investments, net of dividends received	(1)	(13)
Other, net	165	24
Changes in operating assets and liabilities:
Accounts receivable, net	198	(149)
Inventories	49	(64)
Accounts payable	(153)	98
Other, net	(294)	(22)
Pension contributions	(69)	(159)
Net cash provided by operating activities	1,478	1,377
Cash flows from investing activities:
Capital expenditures	(705)	(630)
Maturity of time deposits	—	550
Proceeds from sale of property / investments	20	72
Cost of acquisitions, net of cash acquired	(980)	(17)
(Increase) decrease in restricted cash	1	38
Loans to related parties	14	(14)
Acquisition of minority held shares	(16)	—
Dividends from equity method investments in excess of earnings	37	—
Other, net	(2)	(9)
Net cash used in investing activities	(1,631)	(10)
Cash flows from financing activities:
(Decrease) increase in short and long-term debt, net	345	1,689
Dividend payments of consolidated affiliates to minority shareholders	(47)	(43)
Repurchase of ordinary shares	(403)	—
Distributions to Delphi equity holders	—	(93)
Redemption of membership interests	—	(4,747)
Net cash used in financing activities	(105)	(3,194)
Effect of exchange rate fluctuations on cash and cash equivalents	—	(29)
Decrease in cash and cash equivalents	(258)	(1,856)
Cash and cash equivalents at beginning of period	1,363	3,219
Cash and cash equivalents at end of period	$1,105	$1,363

DELPHI AUTOMOTIVE PLC
FOOTNOTES
(unaudited)

1. Segment Summary

	Three Months Ended			Year Ended
	December 31,			December 31,
	2012	2011	%	2012	2011	%
	(in millions)			(in millions)
Net sales
Electrical/Electronic Architecture	$1,766	$1,630	8%	$6,815	$6,642	3%
Powertrain Systems	1,059	1,241	(15)%	4,656	4,970	(6)%
Electronics and Safety	640	686	(7)%	2,732	2,931	(7)%
Thermal Systems	349	402	(13)%	1,541	1,755	(12)%
Eliminations and Other (a)	(47)	(59)		(225)	(257)
Net sales	$3,767	$3,900		$15,519	$16,041

Adjusted EBITDA
Electrical/Electronic Architecture	$231	$182	27%	$945	$880	7%
Powertrain Systems	148	227	(35)%	723	722	—%
Electronics and Safety	91	92	(1)%	363	374	(3)%
Thermal Systems	16	40	(60)%	111	174	(36)%
Eliminations and Other (a)	—	—		—	—
Adjusted EBITDA	$486	$541		$2,142	$2,150

(a) Eliminations and Other includes the elimination of inter-segment transactions.

2. Weighted Average Number of Diluted Shares Outstanding
The Company has calculated weighted average number of diluted shares outstanding giving retrospective effect to our corporate conversion (exchange of membership interests for ordinary shares and consummation of the initial public offering). The impact of these transactions on the weighted average number of diluted shares outstanding for the three months and year ended December 31, 2011 follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in millions, except per share data)
Weighted average ordinary shares outstanding as result of the initial public offering	n/a	328.24	n/a	328.24
Redemption of Class A & C membership interests	n/a	—	n/a	86.11
Repurchase of Class B membership interests	n/a	0.10	n/a	6.91
Weighted average ordinary shares outstanding for the period	317.38	328.34	323.29	421.26

Net income attributable to Delphi	$136	$290	$1,077	$1,145
Diluted earnings per share	$0.43	$0.88	$3.33	$2.72

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NON-GAAP MEASURES
(unaudited)

In this press release the Company has provided information regarding certain non-GAAP financial measures, including "Adjusted EBITDA", "Adjusted Net Income", "Adjusted Net Income per Share" and "cash flow before financing". Such non-GAAP financial measures are reconciled to their closest GAAP financial measure in the following schedules.

Adjusted EBITDA: Adjusted EBITDA is presented as a supplemental measure of the Company's performance which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Adjusted EBITDA is defined as net income (loss) before depreciation and amortization (including long-lived asset and goodwill impairment), interest expense, other income (expense), net, income tax expense, restructuring, acquisition integration costs and equity income (loss), net of tax. Not all companies use identical calculations of Adjusted EBITDA therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

Consolidated Adjusted EBITDA
	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in millions)
Net income attributable to Delphi	$136	$290	$1,077	$1,145
Income tax expense	(15)	29	212	305
Interest expense	36	39	136	123
Other income, net	10	28	(5)	15
Noncontrolling interest	19	22	83	78
Equity income, net of tax	(9)	3	(27)	(22)
Operating income	177	411	1,476	1,644
Depreciation and amortization	146	119	486	475
EBITDA	$323	$530	$1,962	$2,119
Restructuring	154	11	171	31
Other acquisition-related costs	9	—	9	—
Adjusted EBITDA	$486	$541	$2,142	$2,150

Segment Adjusted EBITDA
(in millions)
Three Months Ended December 31, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$127	$79	$(30)	$1	$—	$177
Depreciation and amortization	52	48	35	11	—	146
EBITDA	$179	$127	$5	$12	$—	$323
Restructuring	43	21	86	4	—	154
Other acquisition-related costs	9	—	—	—	—	9
Adjusted EBITDA	$231	$148	$91	$16	$—	$486

Three Months Ended December 31, 2011	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$144	$172	$64	$31	$—	$411
Depreciation and amortization	34	51	26	8	—	119
EBITDA	$178	$223	$90	$39	$—	$530
Restructuring	4	4	2	1	—	11
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$182	$227	$92	$40	$—	$541

Year Ended December 31, 2012	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$723	$516	$177	$60	$—	$1,476
Depreciation and amortization	164	182	97	43	—	486
EBITDA	$887	$698	$274	$103	$—	$1,962
Restructuring	49	25	89	8		171
Other acquisition-related costs	9	—	—	—	—	9
Adjusted EBITDA	$945	$723	$363	$111	$—	$2,142

Year Ended December 31, 2011	Electrical/ Electronic Architecture	Powertrain Systems	Electronics and Safety	Thermal Systems	Eliminations and Other	Total
Operating income	$737	$515	$264	$128	$—	$1,644
Depreciation and amortization	131	195	105	44	—	475
EBITDA	$868	$710	$369	$172	$—	$2,119
Restructuring	12	12	5	2	—	31
Other acquisition-related costs	—	—	—	—	—	—
Adjusted EBITDA	$880	$722	$374	$174	$—	$2,150

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	December 31, 2012			December 31, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$3,767			$3,767
Operating expenses:
Cost of sales	3,158	(15)	(a)	3,138
		(5)	(b)
Selling, general and administrative	254	(4)	(b)	250
Amortization	24			24
Restructuring	154	(154)	(c)	—
Total operating expenses	3,590	(178)		3,412
Operating income	177	178		355
Interest expense	(36)			(36)
Other income (expense), net	(10)	13	(d)	3
Income before income taxes and equity income	131	191		322
Income tax benefit (expense)	15	(40)	(e)	(25)
Income before equity income	146	151		297
Equity income, net of tax	9			9
Net income	155	151		306
Net income attributable to noncontrolling interest	19			19
Net income attributable to Delphi	$136	$151		$287
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.43			$0.90
Weighted average number of diluted shares outstanding	317.38			317.38

(a)	Represents the elimination of asset impairments.
(b)	Represents the elimination of acquisition-related integration costs.
(c)	Represents the elimination of restructuring charges.
(d)	Represents the elimination of acquisition-related advisory and transaction costs.
(e)
Represents the income tax impacts of the adjustments made for restructuring charges, asset impairments and acquisition advisory and integration costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Year Ended			Year Ended
	December 31, 2012			December 31, 2012
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$15,519			$15,519
Operating expenses:
Cost of sales	12,861	(15)	(a)	12,841
		(5)	(b)
Selling, general and administrative	927	(4)	(b)	923
Amortization	84			84
Restructuring	171	(171)	(c)	—
Total operating expenses	14,043	(195)		13,848
Operating income	1,476	195		1,671
Interest expense	(136)			(136)
Other income (expense), net	5	13	(d)	18
Income before income taxes and equity income	1,345	208		1,553
Income tax expense	(212)	(45)	(e)	(257)
Income before equity income	1,133	163		1,296
Equity income, net of tax	27			27
Net income	1,160	163		1,323
Net income attributable to noncontrolling interest	83			83
Net income attributable to Delphi	$1,077	$163		$1,240
Diluted net income per share:
Diluted net income per share attributable to Delphi	$3.33			$3.84
Weighted average number of diluted shares outstanding	323.29			323.29

(a)	Represents the elimination of asset impairments.
(b)	Represents the elimination of acquisition-related integration costs.
(c)	Represents the elimination of restructuring charges.
(d)	Represents the elimination of acquisition-related advisory and transaction costs.
(e)
Represents the income tax impacts of the adjustments made for restructuring charges, asset impairments and acquisition advisory and integration costs, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Three Months Ended			Three Months Ended
	December 31, 2011			December 31, 2011
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$3,900			$3,900
Operating expenses:
Cost of sales	3,221			3,221
Selling, general and administrative	234			234
Amortization	23			23
Restructuring	11	(11)	(a)	—
Total operating expenses	3,489	(11)		3,478
Operating income	411	11		422
Interest expense	(39)			(39)
Other income (expense), net	(28)			(28)
Income before income taxes and equity income	344	11		355
Income tax expense	(29)	(2)	(b)	(31)
Income before equity income	315	9		324
Equity loss, net of tax	(3)			(3)
Net income	312	9		321
Net income attributable to noncontrolling interest	22			22
Net income attributable to Delphi	$290	$9		$299
Diluted net income per share:
Diluted net income per share attributable to Delphi	$0.88			$0.91
Weighted average number of diluted shares outstanding	328.34			328.34

(a)	Represents the elimination of restructuring charges.
(b)
Represents the income tax impacts of the adjustments made for restructuring charges, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

DELPHI AUTOMOTIVE PLC
RECONCILIATION OF NET EARNINGS TO ADJUSTED EARNINGS
(unaudited)

Adjusted Net Income and Adjusted Net Income Per Share: Management believes adjusted net income and adjusted net income per share, which are non-GAAP measures, are useful in evaluating the ongoing operating performance of the Company.

	Year Ended			Year Ended
	December 31, 2011			December 31, 2011
	Actual	Adjustments		Adjusted
	(in millions, except per share amounts)
Net sales	$16,041			$16,041
Operating expenses:
Cost of sales	13,386			13,386
Selling, general and administrative	901			901
Amortization	79			79
Restructuring	31	(31)	(a)	—
Total operating expenses	14,397	(31)		14,366
Operating income	1,644	31		1,675
Interest expense	(123)			(123)
Other income (expense), net	(15)			(15)
Income before income taxes and equity income	1,506	31		1,537
Income tax expense	(305)	(7)	(b)	(312)
Income before equity income	1,201	24		1,225
Equity income, net of tax	22			22
Net income	1,223	24		1,247
Net income attributable to noncontrolling interest	78			78
Net income attributable to Delphi	$1,145	$24		$1,169
Diluted net income per share:
Diluted net income per share attributable to Delphi	$2.72			$2.78
Weighted average number of diluted shares outstanding	421.26			421.26

(a)	Represents the elimination of restructuring charges.
(b)
Represents the income tax impacts of the adjustments made for restructuring charges, by calculating the income tax impact of these items using the appropriate tax rate for the jurisdiction where the charges were incurred.

Cash flow before financing: Cash flow before financing is presented as a supplemental measure of the Company's liquidity which is consistent with the basis and manner in which management presents financial information for the purpose of making internal operating decisions. Cash flow before financing is defined as cash provided by (used in) operating activities plus cash provided by (used in) investing activities, adjusted for maturities of time deposits, costs associated with the initial public offering (IPO), and the purchase price of the MVL acquisition. Not all companies use identical calculations of cash flow before financing therefore this presentation may not be comparable to other similarly titled measures of other companies. The Company's 2013 guidance was determined using a consistent manner and methodology.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
	(in millions)		(in millions)
Cash flows from operating activities:
Net income	$155	$312	$1,160	$1,223
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	146	119	486	475
Working capital	272	190	94	(115)
Pension contributions	(27)	(108)	(69)	(159)
Other, net	(236)	(45)	(193)	(47)
Net cash provided by operating activities	310	468	1,478	1,377

Cash flows from investing activities:
Capital expenditures	(142)	(176)	(705)	(630)
Maturity of time deposits	—	—	—	550
Cost of MVL acquisition, net of cash acquired	(980)	—	(980)	—
Other, net	17	(9)	54	70
Net cash used in investing activities	(1,105)	(185)	(1,631)	(10)

Adjustment for cost of the MVL acquisition, net of cash acquired	980	—	980	—
Adjustment for maturities of time deposits	—	—	—	(550)
Adjustment for costs associated with initial public offering	—	42	—	42
Cash flow before financing	$185	$325	$827	$859

INVESTOR CONTACT:
Jack Monti - 248.813.2385
jack.monti@delphi.com

MEDIA CONTACT:
Claudia Piccinin - 248.813.1507
claudia.piccinin@delphi.com